Exhibit 10.26

STRONGBRIDGE BIOPHARMA PLC

AMENDMENT TO OPTION AWARD AGREEMENTS

This AMENDMENT TO  OPTION AWARD AGREEMENTS (this  “Agreement”) dated as of November 26, 2019, is entered into by and between Strongbridge Biopharma plc (the “Company”) and Matthew Pauls (the “Grantee”).

The Grantee has previously received grants of restricted stock units and stock options under the Strongbridge Biopharma plc 2015 Equity Compensation Plan (the “Plan”).

In connection with the Grantee’s termination of employment as President and Chief Executive Officer of the Company, the Board of Directors (the “Board”) of the Company has determined to amend the terms of the options granted on February 26, 2016, February 23, 2017, February 5, 2018 and February 20, 2019 (the “Options”) pursuant to stock option award agreements, and certain other documentation evidencing such grants, by and between the Company and the Grantee (such agreements and documents, collectively, the “Option Award Agreements”) to provide for extended vesting and exercisability of the Options.

The Company and Grantee, intending to be legally bound hereby, agree as follows:

1.Notwithstanding Section 2 and Section 3 of the Option Award Agreements, and in accordance with the authority of the Board as set forth in Section 5 of the Plan, all unvested Options as of the date hereof shall continue to vest through November 30, 2020, in each case according to the vesting schedule of the respective Option Award Agreements evidencing such Options.

2.Notwithstanding Section 3 of the Option Award Agreements, and in accordance with the authority of the Board as set forth in Section 5 of the Plan, all vested Options as of the date hereof and any Options that vest in accordance with paragraph 1 of this Agreement shall be exercisable by the Grantee through November 30, 2020; provided, however, that Options that vest solely during the month of November 2020 shall remain exercisable by the Grantee through February 26, 2021.

3.In all other respects, the provisions of the Option Award Agreements are hereby ratified and confirmed, and they shall continue in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the date shown above.

Strongbridge Biopharma plc

By:/s/ Robert Lutz____________

Name:  Robert Lutz

Title:  Chief Financial Officer

Grantee:

/s/ Matthew Pauls________________

Matthew Pauls

Date:__________________________

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